Exhibit 4(b)

LOUISVILLE GAS AND ELECTRIC COMPANY
TO
THE BANK OF NEW YORK MELLON,
Trustee

_____________________________
Supplemental Indenture No. 6
dated as of May 15, 2017

_____________________________
Supplemental to the Indenture
dated as of October 1, 2010

_____________________________
Establishing

First Mortgage Bonds, Collateral Series 2017TCA

SUPPLEMENTAL INDENTURE NO. 6
SUPPLEMENTAL INDENTURE No. 6, dated as of the fifteenth day of May, 2017, made and entered into by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky, having its principal corporate offices at 220 West Main Street, Louisville, Kentucky 40202 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262 and having its principal place of business at 225 Liberty Street, New York, New York 10281 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 6 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 6 are hereinafter sometimes, collectively, called the “Indenture.”
Recitals of the Company
The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.
The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto.
The Original Indenture and Supplemental Indentures Nos. 1 through 4, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 5.
Supplemental Indenture No. 5 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto.
Pursuant to Article Three of the Original Indenture, the Company wishes to establish a series of Securities, such series of Securities to be hereinafter sometimes called “Securities of Series No. 8”.
As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 8. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 6 to establish the designation and certain terms of such series of Securities and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 6 a valid agreement of the Company, and to make the Securities of Series No. 8 valid obligations of the Company, have been performed.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 6 WITNESSETH, that, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the benefit of the Holders of the Securities of Series No. 8, as follows:

ARTICLE ONE

SECURITIES OF SERIES NO. 8

SECTION 101.      Creation of Series No. 8.
There is hereby created a series of Securities designated “First Mortgage Bonds, Collateral Series 2017TCA”, and the Securities of such series shall:
(a)    be issued in the aggregate principal amount of $60,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture);
(b)    be dated June 1, 2017;
(c)    have a Stated Maturity of June 1, 2033, subject to prior redemption by the Company;
(d)    have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and
(e)    be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 201.      Single Instrument.
This Supplemental Indenture No. 6 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 6, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 6 shall together constitute the Indenture.
SECTION 202.     Trustee.
The Trustee accepts the amendment of the Original Indenture effected by this Supplemental Indenture No. 6 upon the terms and conditions set forth in the Original Indenture, as heretofore amended and supplemented, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Original Indenture, as heretofore amended and supplemented, and as hereby amended. The Recitals of the Company contained in this Supplemental Indenture No. 6 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 6.
SECTION 203.      Effect of Headings.
The Article and Section headings in this Supplemental Indenture No. 6 are for convenience only and shall not affect the construction hereof.

2

___________________
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 6 to be duly executed on the 18th day of May, 2017.

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Daniel K. Arbough
Name: Daniel K. Arbough Title: Treasurer

ATTEST:

/s/ Gerald A. Reynolds
Name:	Gerald A. Reynolds
Title:	General Counsel, Chief Compliance
Officer and Corporate Secretary

[Signature Page to Supplemental Indenture No. 6 – Louisville Gas and Electric Utilities Company]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid Title: Vice President

[Signature Page to Supplemental Indenture No. 6 – Louisville Gas and Electric Company]

COMMONWEALTH OF KENTUCKY	)
) ss.:
COUNTY OF JEFFERSON	)

On this 18th day of May, 2017, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation of the Commonwealth of Kentucky and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.
In witness whereof, I hereunto set my hand and official seal.

/s/ Betty L. Brinly
Notary Public [Seal]

[Signature Page to Supplemental Indenture No. 6 – Louisville Gas and Electric Company]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 18th day of May, 2017, before me, a notary public, the undersigned, personally appeared Francine Kincaid, who acknowledged herself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that she, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President.
In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Christopher J. Traina
Christopher J. Traina Notary Public – State of New York No. 01TR6297825 Qualified in Queens County Certified in New York County My Commission Expires March 03, 2018 [Seal]

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:
The Bank of New York Mellon
500 Ross Street, 12th Floor
Pittsburgh, Pennsylvania 15262
Attn: Corporate Trust Administration

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid Title: Vice President

[Signature Page to Supplemental Indenture No. 6 – Louisville Gas and Electric Company]

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney
Louisville Gas and Electric Company 220 West Main Street Louisville, Kentucky 40202
/s/ James J. Dimas
James J. Dimas

[Signature Page to Supplemental Indenture No. 6 – Louisville Gas and Electric Utilities Company]

EXHIBIT A

LOUISVILLE GAS AND ELECTRIC COMPANY
________________

Bonds Issued and Outstanding
under the Indenture
________________

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding [1]
1	October 15, 2010	1	Collateral Series 2010	October 20, 2010	$574,304,000	$424,304,000
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	None
		3	5.125% Series due 2040	November 16, 2010	$285,000,000	$285,000,000
3	November 1, 2013	4	4.65% Series due 2043	November 14, 2013	$250,000,000	$250,000,000
4	September 1, 2015	5	3.300% Series due 2025	September 28, 2015	$300,000,000	$300,000,000
		6	4.375% Series due 2045	September 28, 2015	$250,000,000	$250,000,000
5	September 1, 2016	7	Collateral Series 2016TCA	September 15, 2016	$125,000,000	$125,000,000

_________________________
1 As of May 15, 2017.

A-1

EXHIBIT B

LOUISVILLE GAS AND ELECTRIC COMPANY
________________

Filing and Recording
of
Supplemental Indenture No. 5, dated as of September 1, 2016, to
Indenture, dated as of October 1, 2010
________________

COUNTY	MORTGAGE BOOK	PAGE NUMBER
Breckenridge	431	407
Bullitt	M1668	631-643
Clark	M835	692
Green	M304	231-243
Hardin	2174	204-216
Hart	M374	692
Henry	M342	66-78
Jefferson	14719	206-219
Larue	352	309
Meade	M810	20-32
Metcalfe	171	222
Muhlenberg	M683	453
Nelson	M1109	303-315
Oldham	M2224	819-831
Shelby	M1020	7
Trimble	M209	815

B-1